Exhibit 10.19

Appendix A

INOVIO PHARMACEUTICALS, INC.
SEVERANCE PLAN

Participation Agreement
Inovio Pharmaceuticals, Inc. (the “Company”) is pleased to inform you, Laurent M. Humeau, that you have been selected to participate in the Company’s Severance Plan (the “Plan”) as a Covered Employee. A copy of the Plan was delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan and will be effective upon approval of the Plan by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.
In order to become a Covered Employee under the Plan, you must complete and sign this Participation Agreement and return it to Robert Crotty, General Counsel and Chief Compliance Officer, within fourteen (14) days of receipt.
The Plan describes in detail certain circumstances under which you may become eligible for Severance Benefits and the amount of those benefits. As described more fully in the Plan, you may become eligible for certain Severance Benefits if you experience a Covered Termination.
If you become eligible for Standard Severance Benefits under Section 4.1 of the Plan, then subject to the terms and conditions of the Plan, you will receive:

Cash Severance Benefits	12 months
COBRA Premiums	12 months

If you become eligible for CIC Severance Benefits under Section 4.2 of the Plan, then subject to the terms and conditions of the Plan, you will receive:

Cash Severance Benefits	18 months
Target Annual Bonus Entitlement	1.5x
Equity Acceleration Percentage	100%
COBRA Premiums	18 months

If you become eligible for Disability Severance Benefits under Section 4.3 of the Plan, then subject to the terms and conditions of the Plan, you will receive:

Cash Severance Benefits	12 months
Continued Equity Vesting
COBRA Premiums	12 months

In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable, and otherwise comply with the requirements under Section 5 of the Plan.

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In accordance with Section 6 of the Plan, the benefits, if any, provided under the Plan are intended to be the exclusive benefits for you related to your termination of employment in connection with a change in control of the Company and will supersede and replace, except as provided for in Section 6 of the Plan, any change in control severance benefits to which you otherwise would be eligible to participate in any other Company change in control severance policy, plan, agreement or other arrangement (whether or not subject to ERISA).
By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (i) you have received a copy of the Plan; (ii) you have carefully read this Participation Agreement and the Plan and you acknowledge and agree to its terms, including, but not limited to, Section 6 of the Plan; (iii) you agree that this Participation Agreement and the provisions of the Plan supersede any individual agreement between you and the Company and any other plan, policy or practice, whether written or unwritten, maintained by the Company with respect to equity acceleration or severance benefits upon your separation from the Company; and (iv) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors.

INOVIO PHARMACEUTICALS, INC. /s/ Robert Crotty Signature Name: Robert Crotty Title: General Counsel and Chief Compliance Officer Date: March 5, 2024	COVERED EMPLOYEE /s/ Laurent M. Humeau Signature Name: Laurent M. Humeau, Ph.D. Title: Chief Scientific Officer Date: March 5, 2024
Attachment: Inovio Pharmaceuticals, Inc. Severance Plan

[Signature Page to Inovio Pharmaceuticals, Inc. Severance Plan Participation Agreement]

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